Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Third Quarter 2026 Results

Backlog Value Up 28% Year over Year

Aftermarket Revenue Growth of 65% Year over Year

Reaffirms Fiscal Year 2026 Outlook Provided on October 19

CHICAGO, November 9, 2026 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today reported results for the third quarter ended September 30, 2026. Third quarter results were consistent with the preliminary results the Company announced on October 19, 2026.

Third Quarter 2026 Highlights

•
Revenues of $76.5 million, compared to $160.5 million in the third quarter of 2025, with railcar deliveries of 662 units compared to 1,304 units in the prior year period
•
Aftermarket revenues grew 65% year over year, reflecting continued organic growth in parts and components and the contribution from our recent acquisitions
•
Gross margin of 8.8% with gross profit of $6.7 million, compared to gross margin of 15.1% with gross profit of $24.2 million in the third quarter of 2025
•
Recorded a $4.7 million non-cash gain related to the change in fair market value of the warrant liability, resulting in net income of $8 thousand, or $0.00 per diluted share, and adjusted net loss of $9.5 million, or $(0.28) per diluted share, compared to adjusted net income of $7.8 million, or $0.24 per diluted share, in the prior year period
•
Adjusted EBITDA of $0.1 million, representing a margin of 0.2%, compared to $15.9 million and a margin of 9.9% in the third quarter of 2025
•
Ended the quarter with a backlog of 2,660 units valued at $284.5 million, up 28% from $222.0 million at September 30, 2025
•
Completed the acquisition of Trinity Equipment Company following quarter end, expanding our aftermarket platform and marking our third transaction in less than a year

“While our third quarter results reflect a challenging period for the business, they were consistent with the preliminary figures we reported in October,” said Nick Randall, President and Chief Executive Officer of FreightCar America. “We continued to make progress on our commercial priorities, with order intake through the first nine months exceeding our total for all of 2025 and backlog value up 28% year over year. Following quarter end, we completed our third aftermarket acquisition, further expanding our parts and components offering.”

Randall continued, “Looking ahead, some industry indicators are improving, although we have yet to see that translate into broader growth in railcar demand. Our backlog provides visibility into planned production, and our focus remains on disciplined execution, cost control and converting orders into profitable deliveries. We continue to integrate our acquisitions and grow our aftermarket business, while maintaining the manufacturing flexibility to respond to changes in customer demand.”

Fiscal Year 2026 Outlook

The Company is reaffirming its outlook for fiscal year 2026, as provided on October 19, 2026:

Fiscal 2026 Outlook
Railcar Deliveries	3,100 - 3,300 railcars
Revenue	$370 - $410 million
Adjusted EBITDA1	$15 - $19 million

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, added, “Our balance sheet remains solid, with no borrowings under our revolving credit facility. Our cost structure has improved, and our aftermarket business is contributing a growing share of our results. Integration of our acquired businesses is on track, and our most recent acquisition is expected to be immediately accretive, consistent with our capital allocation priorities. With our full-year outlook unchanged, our focus is on converting our backlog into profitable deliveries.”

Third Quarter 2026 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, November 10, 2026, at 11:00 a.m. (Eastern Time) to discuss its third quarter 2026 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call. Teleconference details are as follows:

·
November 10, 2026
·
11:00 a.m. Eastern Time
·
Phone: 1-877-407-0789 or 1-201-689-8562
·
Webcast access: FreightCar America Third Quarter 2026 Earnings Conference Call - 1778357

An audio replay of the conference call will be available beginning at 3:00 p.m. (Eastern Time) on Tuesday, November 10, 2026, until 11:59 p.m. (Eastern Time) on Tuesday, November 24, 2026. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13763137. An archived version of the webcast will also be available on the FreightCar America Investor Relations website.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; our ability to successfully integrate acquired businesses and realize the anticipated benefits of acquisitions; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as EBITDA, Adjusted EBITDA, Adjusted net income (loss), Adjusted EPS, and Free cash flow. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Investor Contact:	chris@jbgcapadvisory.com

# # #

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$86,759	$64,295
Accounts receivable, net	19,055	12,443
VAT receivable	6,007	6,097
Inventories, net	80,408	68,295
Prepaid expenses and other current assets	11,671	8,875
Total current assets	203,900	160,005
Property, plant and equipment, net	27,117	30,969
Right of use asset lease	38,913	40,281
Intangibles, net	5,035	4,877
Deferred income taxes	53,200	52,970
Other long-term assets	823	947
Total assets	$328,988	$290,049
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts and contractual payables	$108,709	$55,671
Accrued payroll and other employee costs	5,715	9,110
Accrued warranty	957	2,050
Customer deposits	15,658	—
Deferred revenue	—	539
Current portion of long-term debt	2,875	9,728
Lease liability, current	1,945	1,888
Other current liabilities	6,003	6,611
Total current liabilities	141,862	85,597
Long-term debt, net of current portion	97,538	97,514
Warrant liability	9,306	168,529
Accrued pension costs	877	1,256
Lease liability, long-term	41,775	43,233
Other long-term liabilities	1,301	1,333
Total liabilities	292,659	397,462
Stockholders’ equity (deficit)
Common stock	358	221
Additional paid-in capital	205,364	72,557
Accumulated other comprehensive income	1,568	2,324
Accumulated deficit	(170,961)	(182,515)
Total stockholders’ equity (deficit)	36,329	(107,413)
Total liabilities and stockholders’ equity (deficit)	$328,988	$290,049

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Revenues	$76,488	$160,511	$253,934	$375,424
Cost of sales	69,792	136,306	230,257	319,004
Gross profit	6,696	24,205	23,677	56,420
Selling, general and administrative expenses	9,752	9,647	31,623	30,284
Operating (loss) income	(3,056)	14,558	(7,946)	26,136
Interest expense	(3,136)	(4,638)	(9,557)	(13,356)
Gain (loss) in fair market value of warrant liability	4,671	(17,589)	28,886	(12,331)
Other (expense) income	(54)	78	(78)	3,235
(Loss) income before income taxes	(1,575)	(7,591)	11,305	3,684
Income tax benefit	(1,583)	(146)	(249)	(50,998)
Net income (loss)	$8	$(7,445)	$11,554	$54,682
Net earnings (loss) per common share - basic	$0.00	$(0.23)	$0.35	$1.66
Net earnings (loss) per common share - diluted	$0.00	$(0.23)	$0.32	$1.57
Weighted average common shares outstanding – basic	32,094,098	31,887,926	31,987,628	31,778,768
Weighted average common shares outstanding – diluted	35,214,095	31,887,926	35,459,764	33,738,478

FreightCar America, Inc.

Condensed Consolidated Segment Information

(In thousands)

(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2026			September 30, 2025
	Manufacturing	Aftermarket	Total	Manufacturing	Aftermarket	Total
Revenues	$65,687	$10,801	$76,488	$153,956	$6,555	$160,511
Cost of sales	63,798	5,994		131,789	4,517
Segment gross profit	$1,889	$4,807	$6,696	$22,167	$2,038	$24,205
Other segment items (1)	348	833		437	554
Segment income	$1,541	$3,974	$5,515	$21,730	$1,484	$23,214

(1) Other segment items in Manufacturing and Aftermarket segments include selling, general and administrative expenses.

	Nine Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2025
	Manufacturing	Aftermarket	Total	Manufacturing	Aftermarket	Total
Revenues	$222,926	$31,008	$253,934	$354,888	$20,536	$375,424
Cost of sales	210,435	19,822		305,685	13,319
Segment gross profit	$12,491	$11,186	$23,677	$49,203	$7,217	$56,420
Other segment items (1)	1,311	2,728		1,196	1,630
Segment income	$11,180	$8,458	$19,638	$48,007	$5,587	$53,594

(1) Other segment items in Manufacturing and Aftermarket segments include selling, general and administrative expenses.

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$11,554	$54,682
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	5,599	4,598
Non-cash lease expense on right of use assets	1,368	2,320
(Gain) loss on change in fair market value for Warrant liability	(28,886)	12,331
Stock-based compensation recognized	2,862	3,134
Bargain purchase gain	(152)	—
Deferred income taxes	(230)	(48,496)
Other non-cash items, net	434	6,655
Changes in operating assets and liabilities:
Accounts receivable	(6,612)	(20,008)
VAT receivable	329	(1,538)
Inventories	(9,853)	(27,906)
Accounts and contractual payables	50,997	47,702
Income taxes payable, net	(1,792)	(7,478)
Customer deposits	15,658	8,176
Other assets and liabilities	(8,154)	(9,440)
Net cash flows provided by operating activities	33,122	24,732
Cash flows from investing activities
Acquisitions	(945)	—
Purchase of property, plant and equipment	(1,228)	(2,102)
Proceeds from sale of assets held for sale, net of selling costs	—	585
Net cash flows used in investing activities	(2,173)	(1,517)
Cash flows from financing activities
Deferred financing costs	—	(1,336)
Borrowings on revolving line of credit	8,000	—
Repayments on revolving line of credit	(8,000)	—
Repayments on term loan	(8,049)	(2,156)
Employee stock settlement	(436)	(487)
Financing lease payments	—	(943)
Net cash flows used in financing activities	(8,485)	(4,922)
Net increase in cash and cash equivalents	22,464	18,293
Cash, cash equivalents and restricted cash equivalents at beginning of period	64,295	44,450
Cash, cash equivalents and restricted cash equivalents at end of period	$86,759	$62,743
Supplemental cash flow information
Interest paid	$8,284	$7,196
Income taxes paid	$1,381	$5,143
Change in unpaid construction in process	$(47)	$597
Contingent consideration recognized in connection with acquisition	$344	$—
Exercise of warrants	$130,337	$—

FreightCar America, Inc.

Reconciliation of (Loss) income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

(Loss) income before income taxes	$(1,575)	$(7,591)	$11,305	$3,684
Depreciation & Amortization	1,887	1,552	5,599	4,598
Interest Expense, net	3,136	4,638	9,557	13,356
EBITDA	3,448	(1,401)	26,461	21,638

Change in Fair Value of Warrant (a)	(4,671)	17,589	(28,886)	12,331
Productivity Initiatives (b)	-	-	2,202	-
Professional Services (c)	415	477	1,286	477
Acquisition & Integration Costs (d)	97	-	458	-
Lease payments in Interest (e)	-	(1,149)	-	(2,788)
Stock Based Compensation	790	433	2,862	3,134
Other, net	54	(78)	78	(3,235)
Adjusted EBITDA	$133	$15,871	$4,461	$31,557

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2026, the Company incurred workforce realignment costs as a result of sustained productivity gains in its Manufacturing segment.
(c)
During 2026 and 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During 2026, the Company incurred costs related to the acquisition and integration of businesses in its Aftermarket segment.
(e)
Represents lease payments recorded within Interest expense due to certain leases previously classified as financing prior to December 2025.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (Loss) income and Adjusted net income (loss)(1)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Net (loss) income	$8	$(7,445)	$11,554	$54,682

Change in Fair Value of Warrant (a)	(4,671)	17,589	(28,886)	12,331
Productivity Initiatives (b)	-	-	2,202	-
Professional Services (c)	415	477	1,286	477
Acquisition & Integration Costs (d)	97	-	458	-
Stock Based Compensation	790	433	2,862	3,134
Release of Valuation Allowance (e)	-	-	-	(51,872)
Other, net	54	(78)	78	(3,235)
Total non-GAAP adjustments	(3,315)	18,421	(22,000)	(39,165)
Income tax impact on non-GAAP adjustments (f)	(6,222)	(3,184)	(382)	(2,279)
Adjusted net (loss) income	$(9,529)	$7,792	$(10,828)	$13,238

(1) Adjusted net (loss) income represents net (loss) income before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2026, the Company incurred workforce realignment costs as a result of sustained productivity gains in its Manufacturing segment.
(c)
During 2026 and 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During 2026, the Company incurred costs related to the acquisition and integration of businesses in its Aftermarket segment.
(e)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
(f)
Income tax impact on non-GAAP adjustments represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted net income is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net income is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net income in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net income is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Diluted EPS and Adjusted EPS(1)

(In dollars per share)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Diluted EPS	$0.00	$(0.23)	$0.32	$1.57

Change in Fair Value of Warrant (a)	$(0.13)	$0.55	$(0.81)	$0.37
Productivity Initiatives (b)	-	-	0.06	-
Professional Services (c)	0.01	0.01	0.04	0.01
Acquisition & Integration Costs (d)	-	-	0.01	-
Stock Based Compensation	0.02	0.01	0.08	0.09
Release of Valuation Allowance (e)	-	-	-	(1.54)
Other, net	-	-	-	(0.10)
Total non-GAAP adjustments pre-tax per-share	(0.10)	0.57	(0.62)	(1.17)
Income tax impact on non-GAAP adjustments per share (f)	(0.18)	(0.10)	(0.01)	(0.07)
Adjusted EPS	$(0.28)	$0.24	$(0.31)	$0.33

(1) Adjusted EPS represents diluted EPS before the following charges:

(a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
(b)
During the second quarter of 2026, the Company incurred workforce realignment costs as a result of sustained productivity gains in its Manufacturing segment.
(c)
During 2026 and 2025, the Company incurred certain professional services expenses associated with governance items.
(d)
During 2026, the Company incurred costs related to the acquisition and integration of businesses in its Aftermarket segment.
(e)
During the second quarter of 2025, the Company released the majority of the valuation allowance in the United States on federal and state deferred tax assets.
(f)
Income tax impact on non-GAAP adjustments per share represents the tax impact of the presented adjustments on the Company’s income tax provision calculation.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.
Reconciliation of Cash flows provided by operating activities and Free cash flow(1)
(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Cash flows provided by operating activities	$ 25,356	$ 3,410	$ 33,122	$ 24,732
Purchase of property, plant and equipment	(345)	(1,164)	(1,228)	(2,102)
Free cash flow	25,011	2,246	31,894	22,630

(1) Free cash flow represents the amount of Cash flows provided by operating activities less capital expenditures.

We believe that Free cash flow is useful to investors evaluating our operating performance compared to that of other companies in our industry because these metrics provide key insights into the potential for growth and ability to generate returns for investors. Free cash flow is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Free cash flow in isolation or as a substitute for Cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Free cash flow is not necessarily comparable to that of other similarly titled measures reported by other companies.